Exhibit 10.13

GEVO, INC.

2006 OMNIBUS SECURITIES AND INCENTIVE PLAN

STOCK OPTION AGREEMENT

EMPLOYEE NON-QUALIFIED STOCK OPTION

THIS AGREEMENT made as of                     , by and between Gevo, Inc., a Delaware corporation (the “Company”), and                      (the “Optionee”).

WITNESSETH:

WHEREAS, the Company has adopted the Gevo, Inc. 2006 Omnibus Securities and Incentive Plan (the “Plan”) for the benefit of its employees, nonemployee directors and consultants and the employees, nonemployee directors and consultants of its affiliates, and

WHEREAS, the Committee has authorized the grant to the Optionee of an Option under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Optionee hereby agree as follows:

1. Definitions.

Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2. Grant of Option.

The Committee hereby grants to the Optionee an option to purchase              shares of the Company’s Common Stock (“Shares”) for an Option price per Share equal to $1.16 per share (not less than the Fair Market Value of a Share on the date of this Agreement and not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of this Agreement if the Optionee is a Ten Percent Shareholder) (the “Option”). The Option is intended by the Committee to be a Non-Qualified Stock Option and the provisions hereof shall be interpreted on a basis consistent with such intent.

3. Option Terms and Exercise Period.

(a) The Option shall be exercised, and payment by the Optionee of the Option price shall be made, pursuant to the terms of the Plan.

(b) All or any part of the Option may be exercised by the Optionee no later than the tenth (10th) anniversary of the date of this Agreement.

(c) This Agreement and the Option shall terminate on the earlier of (i) the tenth (10th) anniversary of the date of this Agreement, or (ii) the date on which the Option is fully exercised.

4. Vesting.

Except as otherwise provided in Section 10, the Option shall vest and become exercisable pursuant to the following schedule:

[Insert Vesting Schedule]

Notwithstanding the above schedule, the Optionee shall be one hundred percent (100%) vested in the Option if the Optionee’s employment with the Company shall terminate on account of the Optionee’s death or Permanent and Total Disability. The Optionee shall forfeit any unvested portion of the Option upon termination of employment with the Company for any reason other than the Optionee’s death or Permanent and Total Disability.

5. Termination of Employment.

Sections 6.2 and 6.4 of the Plan shall control.

6. Restrictions on Transfer of Option.

This Agreement and the Option shall not be transferable otherwise than (a) by will or by the laws of descent and distribution or (b) by gift to any Family Member of the Optionee, and the Option shall be exercisable, during the Optionee’s lifetime, solely by the Optionee, except on account of the Optionee’s Permanent and Total Disability or death, and solely by the transferee in the case of a transfer by gift to a Family Member of the Optionee.

7. Exercise of Option.

(a) The Option shall become exercisable at such time as shall be provided herein or in the Plan and shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of Shares for which the Option is being exercised.

(b) Shares purchased pursuant to the Option shall be paid for in full at the time of such purchase in cash, in Shares, including Shares acquired pursuant to the Plan, or part in cash and part in Shares. Shares transferred in payment of the Option price shall be valued as of the date of transfer based on their Fair Market Value.

8. Regulation by the Committee.

This Agreement and the Option shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Optionee and any person or persons to whom any portion of the Option has been transferred by will, by the laws of descent and distribution or by gift to a Family Member of the Optionee.

9. Rights as a Shareholder.

The Optionee shall have no rights as a shareholder with respect to Shares subject to the Option until certificates for Shares of Common Stock are issued to the Optionee.

10. Change of Control.

(a) Impact on Vesting. In connection with a Change of Control, in the sole discretion of the Committee, the Committee may determine that (i) the Option shall automatically become fully vested and exercisable as of the date of such Change of Control, notwithstanding the vesting schedule set forth in Section 4, (ii) some portion of the Option not yet vested under the schedule set forth in Section 4 shall vest immediately, or (iii) the vesting schedule set forth in Section 4 shall remain unchanged.

(b) Impact on Option Privilege. In connection with an Change of Control, in the sole discretion of the Committee, the Committee may also determine that (I) the Option shall terminate and the Company shall, within 30 days, make a cash payment to the Optionee equal to the product of (X) the number of Shares set forth in Section 2 that are then vested (taking into account, the acceleration, if any, determined by the Committee pursuant to clause (a)), multiplied by (Y) the excess (if any) of the Fair Market Value of a Share of Common Stock immediately prior to the Change of Control (including any premium or appreciation due to the occurrence of the transaction that results in the Change of Control) over the Option price, (II) the Option shall remain in place or be assumed by a successor entity with a substitution of the consideration issuable upon exercise of the Option as permitted under Article XIV of the Plan, or (III) the Change of Control shall have no effect on the status of the Option.

(c) Definition of Change of Control. For purposes of this Agreement, the term “Change of Control” shall mean (i) for an Optionee who is a party to an employment agreement with the Company or an Affiliate which agreement provides for a definition of “Change of Control” therein, “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for an Optionee who is not a party to such an agreement, “Change of Control” shall mean the earliest of the following to occur:

(AA) Any Person together with all “affiliates” and “associates” (within the meanings of such terms under Rule 12b-2 of the Exchange Act) of such Person, becoming the beneficial owner of fifty percent (50%) or more of the Company’s voting stock then outstanding (with such determination to be made as if all convertible preferred stock, convertible notes and other securities that are convertible into voting stock had been converted, and all options and warrants to purchase voting stock had been exercised, such basis being referred to below as “as-converted”); provided, however, that if the Company then has a class of securities registered under the Securities Exchange Act of 1934, the applicable threshold shall be thirty percent (30%) instead of fifty percent (50%); the term “Person” as used herein shall not include any Company Affiliates; “Company Affiliates” as used herein means the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, Vinod Khosla, KPS Partners, LP, Kleiner Perkins Caufield & Byers, Frances H. Arnold, Ph.D., Matthew W. Peters, Ph.D. and Peter Meinhold, Ph.D.

(BB) The commencement of, or the first public announcement of, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of the Company’s voting stock aggregating fifty percent (50%) or more of the Company’s then outstanding voting stock on an as-converted basis; provided, however, that if the Company then has a class of securities registered under the Securities Exchange Act of 1934, the applicable threshold shall be thirty percent (30%) instead of fifty percent (50%); provided, further, that a Change of Control shall not occur solely as a result of this clause (BB) if the tender or exchange offer in question was approved in advance by the Company’s Board of Directors, nor if the Company’s Board of Directors determines that such offer or public announcement has no reasonable possibility of success;

(CC) The announcement of any transaction relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation

14A of the Securities and Exchange Commission under the Exchange Act; provided, further, that a Change of Control shall not occur solely as a result of this clause (CC) if the transaction was approved in advance by the Company’s Board of Directors;

(DD) A proposed change in the constituency of the Board such that, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the shareholders of the Company of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were members of the Board at the beginning of the period;

(EE) The Company enters into an agreement of merger, consolidation, share exchange or similar transaction with any other corporation other than a transaction which would result in the Company’s voting stock outstanding immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds (2/3) of the combined voting power of the Company’s or such surviving entity’s outstanding voting stock immediately after such transaction (unless the parties to that agreement are all Company Affiliates (or their affiliates), or the agreement subsequently expires without consummation of the transaction contemplated thereby);

(FF) The Board approves a plan of liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets to a person or entity which is not an affiliate of the Company; or

(GG) Any other event which shall be deemed by a majority of the members of the Board to constitute a “Change of Control.”

11. Reservation of Shares.

With respect to the Option, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Optionee of the Option price, such number of Shares as shall be required for issuance and/or delivery upon such payment pursuant to the Option.

12. Delivery of Share Certificates.

Within a reasonable time after the exercise of the Option the Company shall cause to be delivered to the Optionee, his or her legal representative or his or her beneficiary, a certificate for the Shares purchased pursuant to the exercise of the Option.

13. Withholding.

In the event the Optionee elects to exercise the Option (or any part thereof), if the Company or an Affiliate shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of Shares to the Optionee, the Company or Affiliate shall be entitled to deduct and withhold such amounts.

14. Amendment.

The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Optionee’s rights or entitlements with respect to the Option shall be effective without the prior written consent of the Optionee (unless such amendment is required in order to cause the Award hereunder to qualify as “performance-based” compensation within the meaning of Section 162 (m) of the Code and applicable interpretive authority thereunder).

15. Plan Terms.

The terms of the Plan are hereby incorporated herein by reference.

16. Effective Date of Grant.

The Option shall be effective as of the date first written above.

17. Optionee Acknowledgment.

By executing this Agreement, the Optionee hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms of both the Plan and this Agreement.

GEVO, INC.

By:
Patrick Gruber
Chief Executive Officer

By:

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